EXHIBIT 4.1
                       STEWART & STEVENSON SERVICES, INC.
                       1988 NONSTATUTORY STOCK OPTION PLAN
             (as amended and restated effective as of June 10, 1997)
                                  (the "Plan")


         1. Purpose of the Plan. The purpose of this Plan is to provide a means whereby Stewart & Stevenson Services, Inc., a Texas corporation (the "Company") may, through the grant of nonstatutory stock options to Employees, (as defined below) attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company. The term "Employees" means employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. The term "option" as used herein means the right to purchase Common Stock, without par value, of the Company (the "Stock") under this Plan. The Plan as set forth herein constitutes an amendment and restatement of the Plan as previously adopted by the Company, and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Plan shall be effective as of June 10, 1997, provided this amendment and restatement of the Plan is approved by the stockholders of the Company on such date at the Company's 1997 Annual Meeting of Stockholders. If this amendment and restatement of the Plan is not so approved by the stockholders, then no options shall be granted under the Plan on or after June 10, 1997.

         2. Number of shares available to the Plan. Options may be granted by the Company from time to time to Employees to purchase an aggregate of up to 1,500,000 shares of Stock, and such amounts of shares shall be reserved for options granted under the Plan, subject to adjustment as provided in subsection 5(i). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. Except as set forth in subsection 5(h), should any option expire or be canceled prior to its exercise in full, the shares subject to such option may again be made subject to an option under the Plan.

         3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"). The Committee shall be comprised solely of two or more directors who are (a) outside directors (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable interpretive authority thereunder), and (b) nonemployee directors (within the meaning of Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board.

         The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board or the stockholders in the Plan. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

         4. Grant of Options. Subject to the provisions of the Plan, the Committee shall (a) determine and designate from time to time those Employees to whom options are to be granted and the number of shares of Stock to be optioned to each Employee, taking into account the nature of the services rendered by such Employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant; (b) determine the option price for each option, not to be less than fair market value on the date it is granted; (c) determine the number of shares subject to each option; and (d) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to options granted under the Plan to an Employee during any calendar year may not exceed 200,000, subject to adjustment as provided in subsection 5(i). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to options that are canceled or repriced. The Committee shall grant options in accordance with the determinations specified in this section as evidenced by a written option agreement. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing sales price of the Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date, or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         5. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

         a. Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

         b. Option Price. The purchase price of each share of Stock subject to each option granted pursuant to the Plan shall be determined in accordance with section 4.

         c. Exercise Period. The Committee may provide in the option agreement that an option may be exercised in whole immediately or is to be exercisable in increments, immediately or after a designated holding period.

         d. Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares of Stock as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Stock already owned by the Employee for a period of not less than six (6) months and having total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and previously owned Stock having a total fair market value, as so determined, equal to the purchase price.

         e. Effect of Termination. Except as set forth below, all rights of any Employee shall cease and all options granted pursuant to the Plan shall terminate upon the termination of an Employee's employment with the Company.

                  i. If an Employee's employment with the Company shall be terminated for any reason other than death, disability, retirement or cause, the Employee shall have the right, during the period ending thirty (30) days after such termination, to exercise any option granted under the Plan to the extent that it was exercisable at the date of termination of such employment and shall not have been exercised, but in no event later than the date such option would have expired had it not been for the termination of the Employee's employment.

                  ii. If an Employee's employment with the Company shall be terminated by reason of death, disability or retirement, all options granted to such Employee shall become immediately exercisable and the Employee (or the Employee's estate, subject to the terms of clause iv. below) shall have the right, during the period ending one (1) year after such termination, to exercise such option but in no event later than the date the option would have expired had it not been for the termination of the Employee's employment. The term "disability" as used in this subsection means total and permanent disability. The terms "disability" and "retirement" shall be determined in accordance with applicable Company personnel policies as interpreted in the exercise of the Committee's discretion.

                  iii. Upon the event of the Employee being terminated for cause, all right to exercise any option shall terminate at the date of such termination of employment. For this purpose, termination for cause shall mean termination of the Employee's employment by written notice to the Employee specifying the event relied upon for such termination, due to the Employee's misconduct with respect to duties including but not limited to commission of a felony or perpetration of a common law fraud which has resulted or is likely to result in economic damage to the Company, all as the Committee, in its sole discretion, may determine.

                  iv. No transfer of an option by an Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice of the same and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of such option.

         g. Extraordinary Corporate Transactions. Notwithstanding any other limitation or restriction in the Plan, each outstanding option granted under the Plan will become exercisable for the aggregate number of shares covered thereby, except to the extent that the acceleration of the exercisability of any such option would result in an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, in the event (i) the Board or the stockholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the surviving corporation, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportionate ownership of Stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (ii) any person acquired Stock pursuant to a tender offer or exchange offer to acquire any Stock and after consummation of such offer, the person owns thirty percent (30%) or more of the outstanding Stock. Any of the transactions in clause (i) which has been approved by the stockholders of the Company is hereinafter called an Approved Transaction, and any tender offer or exchange offer satisfying the conditions of clause (ii) is hereinafter called an Offer.

         h. Limited Stock Appreciation Rights. The Committee may, but is not required to, grant limited stock appreciation rights ("Limited SARs'") to the holder of any option granted under the Plan (a "Related Option") with respect to all of the shares subject to the Related Option. Limited SARs may only be granted concurrently with the grant of a Related Option. Limited SARs may not be exercised within a period of six (6) months after the date of grant. Limited SARs will be exercisable only when the fair market value, determined as of the date of exercise of the Limited SARs, of each share of Stock with respect to which such Limited SARs are to be exercised exceeds the option price per share of Stock subject to the Related Option. Upon exercise of Limited SARs, the Related Option shall be canceled. Shares covered by a canceled Related Option shall be charged against the shares reserved for the Plan as if exercised and shall not be available for future option grants under the Plan. Limited SARs will not be exercisable unless at the time of the exercise the holder of the Related Option is then, directly or indirectly, subject to Section 16(b) of the Exchange Act.

         Limited SARs may be exercised only in the event an Approved Transaction, which is accounted for as a purchase, or Offer occurs and then only during the 30-day period following either the expiration of the Offer or the approval by the Company's stockholders of an Approved Transaction.

         Upon the exercise of Limited SARs, the holder thereof will receive for each share of Stock for which the Limited SARs are exercised an amount in cash equal to the excess of (a) the highest price per share paid or to be paid in any Approved Transaction or Offer that is in effect at any time during the sixty
(60) days preceding the exercise of the Limited SARs or, if higher, the highest reported closing sales price of a share of Stock at any time during the sixty
(60) days preceding the exercise of the Limited SARs over (b) the option price per share of Stock subject to the Related Option.

         i. Changes in Company's Capital Structure. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

         j. Assignability. Options and Limited SARs shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or with the consent of the Board and no right or interest in this Plan or in options or Limited SARs shall be subject to pledge, hypothecation, encumbrance, garnishment, attachment, execution or levy of any kind.

         k. Investment Representation. Each option agreement shall contain an agreement that, upon demand by the Committee for such representation, the Employee, or any person acting under subsection 5(e) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the Employee or such other person to purchase any shares.

         6. Withholding of Taxes. The Company may directly or indirectly withhold all federal, state, city or other taxes as a result of the Employee's exercise of options or Limited SARs. In order to provide for the necessary withholding part of his compensation under this Plan, the Company will deduct the additional amount of withholding required from the Employee's salary unless the Employee makes other provision in accordance with this Plan. The Employee shall be entitled to provide the Company with the necessary funds for this purpose or accept a reduction in the amount of Stock with a value equal to the amount of withholding required.

         The Company will advise the Employee the appropriate time when the additional withholding funds are required so that the Employee can provide for the necessary funds or advise the Company that he will accept a reduction in the amount of Stock due.

         If a reduction in Stock is requested, the Company may deliver only the number of whole shares remaining after the withholding has been accomplished.

         7. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of options and Limited SARs thereunder, the obligation of the Company to sell and deliver shares under such options, and the obligation of the Company pursuant to the Limited SARs shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         8. Amendment or Termination. The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any participant under options or Limited SARs theretofore granted without his consent.

         9. Headings of No Effect. The section and subsection headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of the Plan.

         10. Effective Date of the Plan. The Plan originally became effective on April 12, 1988. This amendment and restatement of the Plan shall be effective as provided in section 1.

         11. Plan Name. The Plan shall be known as the "Stewart & Stevenson Services, Inc. 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997).